SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 9, 2013

THE BANK OF NEW YORK

MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting of Stockholders of The Bank of New York Mellon Corporation (“BNY Mellon”) on April 9, 2013, each nominee for director was elected by a majority of votes cast. Management proposals 2 and 3 were approved. The proposals below are described in detail in BNY Mellon’s definitive proxy statement, dated March 8, 2013, filed with the Securities and Exchange Commission. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, broker non-votes and abstentions did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

The results are as follows:

1.	The election of 12 directors for a term expiring at the end of our 2014 Annual Meeting of Stockholders (each nominee elected by a majority of votes cast):

Name of Director	For	Against	Abstained	Broker Non-Vote
Ruth E. Bruch	920,213,421	10,113,545	5,542,419	79,588,366
Nicholas M. Donofrio	923,366,908	6,870,281	5,632,196	79,588,366
Gerald L. Hassell	912,478,781	15,529,342	7,861,261	79,588,366
Edmund F. Kelly	919,673,136	10,622,378	5,573,871	79,588,366
Richard J. Kogan	919,074,667	11,047,125	5,747,593	79,588,366
Michael J. Kowalski	920,005,147	10,375,811	5,488,426	79,588,366
John A. Luke, Jr.	906,722,838	23,566,085	5,580,461	79,588,366
Mark A. Nordenberg	923,350,848	7,034,209	5,484,328	79,588,366
Catherine A. Rein	923,366,066	7,041,530	5,461,789	79,588,366
William C. Richardson	923,110,352	7,137,608	5,621,425	79,588,366
Samuel C. Scott III	919,593,349	10,626,501	5,649,535	79,588,366
Wesley W. von Schack	919,077,905	11,108,163	5,683,316	79,588,366

2.	Advisory resolution to approve executive compensation (approved by a majority of votes cast):

For	Against	Abstained	Broker Non-Vote
887,046,164	28,228,430	20,592,769	79,590,388
96.92%	3.08%	*	*

3.	Ratification of KPMG LLP as our independent auditor for 2013 (approved by a majority of votes cast):

For	Against	Abstained	Broker Non-Vote
1,003,932,134	6,055,369	5,470,247	—
99.40%	0.60%	*	*

*	Abstentions and broker non-votes are not counted as votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: April 10, 2013	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary